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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 2000 (except with respect to Notes 1 and 11, as to which the date is March 28, 2000 and except with respect to Note 12, as to which the date is May 12, 2000) relating to the consolidated financial statements of Bluefly, Inc., which appears in Bluefly, Inc.'s Annual Report on Form 10-KSB/A for the year ended December 31, 1999.






PricewaterhouseCoopers LLP
New York, New York
May 31, 2000